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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 30, 1997

                      HAWAIIAN NATURAL WATER COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         HAWAII                      0-29280              99-0314848
(State or other jurisdiction       (Commission           (IRS Employer
    of incorporation)              File Number)        Identification No.)

                               248 Mokauea Street
                            Honolulu, Hawaii  96819
                    (Address of principal executive offices)


                                 (808) 832-4550
              (Registrant's telephone number, including area code)


                                      N/A
             (Former name or address, if changed since last report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On September 30, 1997, the registrant acquired the bottle making equipment (the "Equipment") used to manufacture the plastic (PET) bottles used in its bottling operations. The registrant will continue to use the Equipment for this purpose. The registrant bottles, markets and distributes natural water from Hawaii.

    The Equipment was previously owned by Bottles Packaging, Inc. ("BPI"), a California bottle supplier, but was installed at the registrant's bottling facility on the Big Island of Hawaii. The Equipment became fully operational in July 1996. The registrant had previously entered into a Blow Molding Agreement with BPI, pursuant to which BPI had agreed to install and operate the Equipment on the registrant's behalf, and the registrant had agreed to purchase all of its requirements for PET plastic bottles from BPI at specified prices, subject to a minimum purchase requirement of $750,000 per year during the three year term of the agreement. The registrant failed to meet this minimum purchase requirement during the first year of the term.

    The consideration for the Equipment was an aggregate of $1.2 million in cash, payable in installments as follows:

    (i)     $50,000 as a good faith deposit previously paid;

    (ii)    $325,000, paid at the closing on September 30, 1997 (the
            "Closing");

    (iii)   $330,000, payable in monthly installments of $13,750 during
            the two years following         the Closing; and

    (iv)    the balance of $495,000, payable in three annual
            installments of $165,000 thereafter,           plus interest
            on the outstanding balance, at the annual rate of 5%.

In connection with the transfer of the Equipment, the parties entered into a mutual release with respect to all obligations under the Blow Molding Agreement, other than payment obligations of the registrant with respect to invoices outstanding as of the Closing. The registrant was released from any obligation arising out of its failure to meet the minimum purchase requirement during the first year of the Blow Molding Agreement as described above.

    The consideration and manner of payment were determined by means of arms' length negotiation between the registrant's executive officers and BPI. Nathan Keller, a director of the registrant, is the Chief Financial Officer of BPI. The acquisition of the Equipment was approved by a majority of the Board of Directors of the registrant, excluding Mr. Keller.

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    The $375,000 in aggregate payments made at or prior to the Closing were drawn from the registrant's cash on hand. This cash was derived from the proceeds of the registrant's initial public offering consummated in May 1997. The registrant expects to make the installment payments due during the next five years either out of its cash reserves or out of earnings, if available. These installments are evidenced by a promissory note, which is secured by a first priority security interest in the Equipment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits

    Exhibit
    Number    Description
    -------   -----------

    10.1      Asset Purchase Agreement between the Registrant and
              Bottles Packaging, Inc. ("BPI")

    10.2 Bill of Sale between the Registrant and BPI evidencing the transfer of assets pursuant to the Asset Purchase
              Agreement

    10.3 Promissory Note evidencing an aggregate of $825,000 in indebtedness of the registrant to BPI in connection with the Asset Purchase Agreement

    10.4 Security Agreement between the registrant and BPI securing the obligations of the registrant to BPI under the Promissory Note

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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                        HAWAIIAN NATURAL WATER COMPANY, INC.
                        (Registrant)


October 3, 1997        By:  /s/ MARCUS BENDER
                             -----------------------------------
                             Marcus Bender
                             President & Chief Executive Officer

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                                 EXHIBIT INDEX


    Exhibit
    Number    Description
    ------    -----------

    10.1      Asset Purchase Agreement between the Registrant and
              Bottles Packaging, Inc. ("BPI")

    10.2 Bill of Sale between the Registrant and BPI evidencing the transfer of assets pursuant to the Asset Purchase
              Agreement

    10.3 Promissory Note evidencing an aggregate of $825,000 in indebtedness of the registrant to BPI in connection with the Asset Purchase Agreement

    10.4 Security Agreement between the registrant and BPI securing the obligations of the registrant to BPI under the Promissory Note